UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON,  D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VIRTUALSELLERS.COM, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

CANADA                                                         911353658
------                                                         ---------
(State  or  other  jurisdiction                         (I.R.S. Employer
of  incorporation  or organization)                 Identification  No.)

Suite  1000,  120  North  LaSalle  Street,  Chicago,  Illinois     60602
--------------------------------------------------------------     -----
(Address  of  Principal  Executive  Offices)                 (Zip  Code)

                 VIRTUALSELLERS.COM, INC. 2000 STOCK OPTION PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                 DENNIS SINCLAIR
                            VIRTUALSELLERS.COM, INC.
                      SUITE 1000, 120 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS  60602
                     (Name and address of agent for service)

                                 (312) 920-9999
                                 --------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                VIRGIL  Z.  HLUS
                   CLARK,  WILSON,  BARRISTERS  AND  SOLICITORS
                       #800  -  885  WEST  GEORGIA  STREET
                VANCOUVER,  BRITISH  COLUMBIA,  CANADA,  V6C  3H1
                           TELEPHONE:  (604)  687-5700
                           ---------------------------



                                       CALCULATION OF REGISTRATION FEE

                                     Proposed          Proposed
Title of Securities to             Amount to be    Maximum Offering   Maximum Aggregate       Amount of
be Registered                       Registered      Price Per Share     Offering Price     Registration Fee
-------------------------------  ----------------  -----------------  ------------------  ------------------

Common Stock, with. . . . . . .  A maximum of
par value $0.001. . . . . . . .  5,000,000 shares(2)       1.9375(1)        9,687,500(1)  $      2,557.50(1)
-------------------------------  ----------------  -----------------  ------------------  ------------------


(1)     The  price  is  estimated  in  accordance  with  Rule 457(h)(1) under the Securities Act of 1933, as amended,  solely  for  the  purpose of calculating the registration fee, based on the average of the bid and asked  price  ($1.9062  bid;  $1.9688  ask)  of  the common stock as reported on the National Association of
Securities  Dealers  Inc.'s  Over  the  Counter  Bulletin  Board  on  July  7,  2000.

(2)     The  2000  Stock  Option  Plan  (the  "2000 Plan") authorizes the issuance of a maximum of 5,000,000 common shares all of which are being registered hereunder.  There are also registered, pursuant to Rule 415, such  additional  indeterminate number of shares as may be issued as a result of the anti-dilution provision of  the  2000  Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.

In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in Virtualsellers.com, Inc's (the "Company") 2000 Stock Option Plan, effective January 24, 2000 (the "2000 Plan") and who consent to and execute the Company's stock option agreement (the "Agreement"), which information is attached as an Exhibit to this Form S-8 (Exhibits 4.1 and 4.2 respectively).

This Registration Statement relates to the offering of a maximum of 5,000,000 common shares (the "Shares") in the capital stock of the Company pursuant to the 2000 Plan.

ITEM  2.     COMPANY  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

Upon  written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in Section 10(a) Prospectus) and other documents required to be delivered to the Employees and/or Consultants pursuant to Rule 428(b) are available without charge by contacting:

                            Virtualsellers.com, Inc.
                      Suite 1000, 120 North LaSalle Street
                            Chicago, Illinois  60602
                            Attention:  The President
                          (Telephone:  (312) 920-9999)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company are incorporated herein by reference:

1. The description of the Company's shares contained in the Registration Statement on Form 20-F (SEC document number 91-211193), filed with the Securities and Exchange Commission on January 14, 1991 (copies of which are available through commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272), including all amendments and reports for the purpose of updating such description; and

2.     The  Company's  Form  10-K  Annual  Report  filed  on  June  14,  2000.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy any reports, statements of other information were filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. The Company's filings are also available to the public from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Section 124 of the Canada Business Corporations Act (the "CBCA") provides as follows with respect to the indemnification of directors and officers:

(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

     (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2) A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

     (a) was substantially successful on the merits in his defence of the action or proceeding; and

     (b)     fulfils  the  conditions  set  out  in  paragraphs  (1)(a) and (b).

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him:

     (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

     (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6) An applicant under subsection (5) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(7) On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The  Company's  By-Laws

Section 8.01 of Part VIII of the by-laws of the Company contain provisions to limit the liability of directors and officers for the acts, receipts, neglects or defaults of other directors, officers or employees, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title of any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Company shall be deposited, or for any loss occasioned by an error or judgment or oversight on the part of any officer or director, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such directors of officers or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the CBCA or from liability for any breach thereof.

Section 8.02 of Part VIII of the by-laws of the Company contain provisions entitling the Company's directors and officers to indemnification from all costs, charges, expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by such officer or director with respect to any civil, criminal or administrative action or proceeding to which such officer or director is made a party by reason of being or having been an officer or director of the Company, provided that:(a) such director or officer acted honestly and in good faith with a view to the best interests of the Company; and(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his/her conduct was lawful. The Company has also agreed to indemnify such officers and directors in other circumstances as the CBCA permits or requires. In addition, the by-laws of the Company allow for insurance for the benefit of officers and directors of the Company against such liabilities and in such amounts as the Board may determine. Such provisions do not eliminate the personal liability of the Company's directors and officers for monetary damages as a result of a breach of fiduciary duty or for any actions or omissions which were not done in good faith.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

ITEM  8.     EXHIBITS.

     4.1     Virtualsellers.com,  Inc.  2000  Stock  Option  Plan,  as  amended

     4.2     Form  of  Stock  Option  Agreement

     5       Opinion  of  Clark,  Wilson

     23.1    Consents  Clark,  Wilson  (included  in  Exhibit  5)

     23.2    Consent  of  Independent  Auditor  (KPMG  LLP)

     24      Power  of  Attorney  (included  in  signature  page)

ITEM  9.     UNDERTAKINGS.

(a)     The  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, on the 12th day of July, 2000.

(Registrant)     Virtualsellers.com,  Inc.

By  (Signature  and  Title)     /s/  Dennis  Sinclair
                                     Dennis  Sinclair,
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dennis Sinclair his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)     /s/  Dennis  Sinclair
                     Dennis  Sinclair

(Title) President and Chief Executive Officer (principal executive officer)/Director

(Date)     June  29,  2000

(Signature)     /s/  Mel  Baillie
                     Mel  Baillie

(Title)     Director

(Date)     July  12,  2000

(Signature)     /s/  Greg  Burnett
                     Greg  Burnett

(Title)     Director

(Date)     June  29,  2000

(Signature)     /s/ Grayson  Hand
                    Grayson  Hand

(Title)     Director

(Date)     July  4,  2000

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on the 29th day of June, 2000.

(Plan)     Virtualsellers.com,  Inc.  2000  Stock  Option  Plan

By  (Signature  and  Title)     /s  Dennis  Sinclair
                                    Dennis  Sinclair,
                                    President and Chief Executive Officer